UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025

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Air Transport Services Group, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-50368	26-1631624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Hunter Drive, Wilmington, OH 45177

(Address of principal executive offices) (Zip Code)

(937) 382-5591

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ATSG	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On February 10, 2025, Air Transport Services Group, Inc., a Delaware corporation (the “Company”) convened a special meeting of stockholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2024, by and among the Company, Stonepeak Nile Parent LLC, a Delaware limited liability company (“Parent”) and Stonepeak Nile MergerCo Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“MergerCo”), providing for, among other things, MergerCo to merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. As a result of the Merger, the Company will no longer be publicly held. In connection with closing the Merger, the Company’s common stock will be delisted from the NASDAQ Stock Market LLC and deregistered under the Securities Exchange Act of 1934, as amended.

There were 65,892,861 shares of common stock, par value $0.01 per share, of ATSG (“Company Common Stock”), issued and outstanding as of January 3, 2025, the record date for the Special Meeting (the “Record Date”). Each share of Company Common Stock was entitled to one vote with respect to each proposal at the Special Meeting. At the Special Meeting, the holders of 54,218,157 shares of Company Common Stock were present or represented by proxy, representing approximately 82.3% of the total outstanding shares of Company Common Stock as of the Record Date, which constituted a quorum.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on January 6, 2025 (the “Proxy Statement”)):

Proposal 1 – The Merger Agreement Proposal: To adopt the Merger Agreement and the transactions contemplated thereby.

Proposal 2 – The Advisory Compensation Proposal: To approve, by advisory (non-binding) vote, the compensation that may be paid or become payable by the Company to its named executive officers in connection with the consummation of the Merger.

Each proposal was approved by the requisite vote of the Company’s stockholders. Because Proposal 1 was approved, a vote on the adjournment proposal (Proposal 3) described in the Proxy Statement was not necessary. A summary of the voting results for each proposal is set forth below.

Proposal 1 – Merger Agreement Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,065,789	78,369	73,999	0

Proposal 2 – Advisory Compensation Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,835,321	12,366,494	1,016,342	0

Subject to the satisfaction or waiver of customary closing conditions, including receipt of certain regulatory approvals, the Merger is expected to close in the first half of 2025.

Item 8.01 Other Events.

On February 10, 2025, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated February 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/s/ W. Joseph Payne
W. Joseph Payne
Chief Legal Officer & Secretary

Date:	February 10, 2025